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                                                                   EXHIBIT 10.13

                     FORM OF AMENDED STOCK OPTION AGREEMENT
                            EFFECTIVE OCTOBER 1, 2004
                      AMENDED AND RESTATED 1989 STOCK PLAN
 AND FOR USE WITH OTHER PEOPLESOFT STOCK OPTION PLANS (WITH CONFORMING CHANGES)

PLEASE READ AND ELECTRONICALLY SIGN THIS PEOPLESOFT, INC. NONSTATUTORY OPTION AGREEMENT (THE "OPTION AGREEMENT"), ACCEPTING THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT.

                                PEOPLESOFT, INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT

      Subject to the terms, definitions and provisions of the Amended and Restated 1989 Stock Plan ("the Plan"), even if conflicting herewith, PEOPLESOFT, INC. (the "Company"), hereby grants

to         (the "Optionee"), the following option (the "Option") to purchase shares of PeopleSoft's common stock:

     GRANT ID              GRANT DATE       SHARES GRANTED      EXERCISE PRICE          EXPIRATION DATE
     _______               ____, 2004        __________          $________                ______, 20__

Subject to Optionee maintaining Continuous Status as an Employee as of such dates, the Option shall vest and become exercisable as follows:

VESTING DATE             SHARES VESTED/EXERCISABLE

____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______
____________                    ______

      Notwithstanding the foregoing vesting schedule, if there is a "Change of Control" (as such term is defined below) and, within one (1) year following such Change of Control, Optionee's Continuous Status as an employee of the Company, an affiliate of the Company, or a successor to either the Company or an affiliate thereof (collectively, the "Employer") is terminated by reason of his or her Involuntary

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Termination or Constructive Discharge, the Option shall vest and become exercisable in full. For purposes of this Agreement, the following definitions shall apply:

      "Change of Control" means:

      (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the total voting power represented by the Company's then outstanding voting securities; or

      (b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

      (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

      (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

      (e) any other event that the Board determines to be a Change of Control.

      "Involuntary Termination" means termination of Optionee's employment by the Employer, other than by reason of death, permanent disability or for Cause, on or after a Change of Control.

      "Cause" means (i) a material act of dishonesty by Optionee in connection with Optionee's employment with the Employer; (ii) Optionee's conviction of, or plea of nolo contendere to, a felony; (iii) Optionee's gross misconduct in connection with the performance of his or her duties; (iv) Optionee's death or permanent disability preventing him or her from performing the usual and necessary functions of his or her position; (v) Optionee's material breach of his or her obligations as an employee of the Employer; or (vi) Optionee's failure to materially comply with the Employer's policies. With respect to clauses (iii), (v) and (vi), such actions shall not constitute Cause if they are cured by Optionee within thirty (30) days following delivery to Optionee of a written explanation specifying the basis for the Employer's belief that it has Cause, provided that the Employer deems such action capable of being cured.

      "Constructive Discharge" means the Optionee's termination of employment with the Employer following (i) the occurrence on or after a Change of Control of one or more of the following events ("Constructive Discharge Events"): (a) a material reduction in the Optionee's base salary or target bonus potential under the Employee Incentive Compensation Plan and/or other applicable variable compensation plans, provided that any bonus guarantees made for any period shall not establish the "target bonus potential," and provided further that "target bonus potential" shall not include any annual

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discretionary bonuses that maybe awarded by the Company from time to time; (b)
the failure to provide the Optionee with benefits and perquisites that, in the aggregate, are substantially comparable in value to those to which similarly-situated employees of the acquiror are entitled; or (c) a change in Optionee's principal work location to a location more than 50 miles from his principal work location immediately preceding the Change of Control, provided that the Optionee's commute is at least 10 miles longer as a result of the relocation compared to the Optionee's commute to the current location, [In the case of an Optionee serving as President, Co-President, Executive Vice President, Senior Vice President or Group Vice President: or (d) a material reduction in Optionee's authority or duties (other than a material reduction in authority or duties occurring solely by virtue of a Change of Control, as for example, when an Optionee retains the position in the Company but the Company is a wholly-owned, privately-held subsidiary or division of a larger company, or other than a reduction for Cause); provided, however, that any person serving as President prior to a Change of Control shall be deemed to have experienced a Constructive Discharge after a Change of Control (other than a Change of Control which occurred solely and exclusively as a result of an event described in clause (b) of the definition of "Change of Control"), notwithstanding his or her continued employment by the Company or the acquirer after the Change of Control or the lack of a change in job description or duties and responsibilities of such person following the Change of Control, and (ii) the Constructive Discharge Event continues for more than thirty (30) days after delivery of written notice by the Optionee to the Employer specifying the circumstances of the alleged Constructive Discharge, which notice must be delivered to the Employer within five (5) business days following the Constructive Discharge Event, and (iii) Optionee resigns from all positions with the Employer within ten (10) days following the expiration of Employer's 30 day cure period, where such Constructive Discharge Event is still ongoing.

      Notwithstanding anything in this Agreement to the contrary, if, within six months prior to the date on which a Change of Control occurs, Optionee's employment with the Employer is terminated by the Employer other than by reason of the Optionee's death, permanent disability or circumstances that would constitute Cause, or the terms and conditions of Optionee's employment are adversely changed in a manner that would constitute grounds for termination of employment by the Optionee by reason of a Constructive Discharge, and it is reasonably demonstrated that such termination of employment or adverse change
(i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement, such termination of employment shall be deemed to have occurred immediately after the Change of Control and shall be considered either termination of Optionee's employment without Cause by the Employer or termination of Optionee's employment by the Optionee by reason of a Constructive Discharge, as the case may be.

      In the event of termination of Optionee's Continuous Status as an Employee, Optionee may exercise this Option only to the extent that Optionee was vested at the date of termination. If termination resulted from the death of the Optionee, the Optionee's estate or person who acquired the right to exercise the Option by bequest or inheritance will be entitled to exercise the Option as if the termination had occurred one (1) year from the date of death. To the extent that Optionee was not vested at the date of termination the Option shall terminate. In addition, the Option shall terminate, even as to vested shares, if the Optionee does not exercise the Option within ninety (90) days from termination or within twelve (12) months in the event of the Optionee's death or Disability. In no event may this Option be exercised after the Term/Expiration Date.

      To exercise the Option, Optionee must contact Optionee's broker and have them contact the PeopleSoft Stock Administration Department. Payment of the Exercise Price may be made by: (i) cash or check; (ii) a "cashless exercise" (irrevocable instructions to a broker to deliver promptly to the Company the amount of the sale or loan proceeds required to pay the Exercise Price); or
(iii) if Optionee is located in the United States, surrender of other shares of Common Stock of the Company having a Fair

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Market Value, which on the date of surrender is equal to the aggregate Exercise
Price of the Shares on which the Option is being exercised, and, if such shares were acquired from PeopleSoft, have been held by the Optionee for more than six
(6) months. This Option may not be exercised for a fraction of a share.

      The Option is a nonstatutory stock option and is not intended to qualify for any special tax benefits to the Optionee. Optionee understands that Optionee may suffer adverse tax consequences as result of Optionee's exercise of the Option or disposition of the Shares acquired under the Option. OPTIONEE SHOULD READ THE PLAN AND PROSPECTUS AND CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

      Optionee acknowledges and agrees that the ultimate liability for any and all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items") due by the Optionee is and remains Optionee's responsibility and liability and that the Company and/or Optionee's employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee's liability for Tax-Related Items.

      Prior to exercise of the Option, Optionee shall pay or make adequate arrangements satisfactory to Company and/or Optionee's employer to satisfy all withholding and payment on account obligations of Company and/or Optionee's employer. In this regard, Optionee authorizes Company and/or Optionee's employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee's wages or other cash compensation paid to Optionee by Company and/or Optionee's employer or from proceeds of sale of Shares. Alternatively, or in addition, if permissible under local law, Company may (i) sell or arrange for the sale of Shares that Optionee is due to acquire to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold in Shares, provided that the Company only withholds the amount necessary to satisfy the minimum withholding amount. Any estimated withholding which is not required in satisfaction of any Tax-Related Items will be repaid to Optionee by Company or Optionee's employer. Finally, Optionee shall pay to Company or Optionee's employer any amount of any Tax-Related Items that Company or Optionee's employer may be required to withhold as a result of Optionee's participation in the Plan or Optionee's purchase of Shares that cannot be satisfied by the means previously described. Company may refuse to honor the exercise and refuse to deliver Shares if Optionee fails to comply with Optionees obligations in connection with the Tax-Related Items as described in this paragraph.

      Regardless of any action the Company or Optionee's employer takes with respect to any or all Tax-Related Items, Optionee acknowledges and agrees that the vesting of shares pursuant to the Option hereof is earned only by continuing employment at the will of the Company, except as otherwise provided herein with respect to a Change of Control. Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Company's Stock Option Plan shall confer upon Optionee any right with respect to continuation of employment by the Company, nor shall interfere in any way with Optionee's right or the Company's right to terminate Optionee's employment at anytime, with or without cause.

      This Option may not be transferred in any manner otherwise than by will or by laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assignees of the Option.

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      OPTIONEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION,
USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF OPTIONEE'S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, OPTIONEE'S EMPLOYER AND COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING OPTIONEE'S PARTICIPATION IN THE PLAN. OPTIONEE UNDERSTANDS THAT COMPANY AND OPTIONEE'S EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT OPTIONEE, INCLUDING, BUT NOT LIMITED TO, OPTIONEE'S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN OPTIONEE'S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN ("DATA"). OPTIONEE UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN OPTIONEE'S COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN OPTIONEE'S COUNTRY. OPTIONEE UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING OPTIONEE'S LOCAL HUMAN RESOURCES REPRESENTATIVE. OPTIONEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING OPTIONEE'S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM OPTIONEE DEPOSITS ANY SHARES OF STOCK ACQUIRED UPON EXERCISE OF THE OPTION. OPTIONEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE OPTIONEE'S PARTICIPATION IN THE PLAN. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING OPTIONEE'S LOCAL HUMAN RESOURCES REPRESENTATIVE. OPTIONEE UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING OPTIONEE'S CONSENT MAY AFFECT OPTIONEE'S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF OPTIONEE'S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, OPTIONEE UNDERSTANDS THAT OPTIONEE MAY CONTACT OPTIONEE'S LOCAL HUMAN RESOURCES REPRESENTATIVE.

      In accepting the grant, Optionee acknowledges that:

      (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

      (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

      (3) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

      (4) Optionee's participation in the Plan shall not create a right to further employment with Optionee's employer and shall not interfere with the ability of Optionee's employer to terminate Optionee's employment relationship at any time with or without cause;

      (5) Optionee is voluntarily participating in the Plan;

      (6) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Optionee's employer, and which is outside the scope of Optionee's employment contract, if any;

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      (7) the Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

      (8) in the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with Optionee's employer or any subsidiary or affiliate of the Company;

      (9) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

      (10) if the underlying Shares do not increase in value, the Options will have no value;

      (11) if Optionee exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

      (12) in consideration of the grant of Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Options or Shares purchased through exercise of the Options resulting from termination of Optionee's employment by the Company or Optionee's employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and Optionee's employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived Optionee's entitlement to pursue such claim; and

      (13) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Optionee's employment (whether or not in breach of local labor laws), Optionee's right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Optionee's right to exercise the Options after termination of employment, if any, will be measured by the date of termination of Optionee's active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee's Option grant.

      If Optionee is employed in any of the following countries: Argentina, Belgium Brazil, Chile, China, Denmark, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, Poland, Quebec, Singapore, South Africa, South Korea, Spain, Switzerland, or Venezuela, Optionee hereby agrees to access the Option Agreement Addendum for the country in which Optionee is employed and understands and agrees that all provisions of the Option Agreement Addendum of the country in which Optionee is employed are fully incorporated into this Option Agreement. If Optionee resides in Quebec, Optionee hereby agrees to access the Quebec Option Agreement Addendum and understands and agrees that all its provisions are fully incorporated into this Option Agreement. In the event of a conflict between any of the provisions of the Option Agreement Addenda and the Option Agreement or any other Plan documents, the provisions of the Option Agreement Addenda shall prevail.

      It is the Optionee's responsibility to read and understand the terms of the Plan and applicable SubPlans, Addenda, Prospectus, and applicable Option Agreement Addenda (the "Plan Documents"), which are available on the Stock Administration Intranet site or from the Stock Administration

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Department. Optionee is familiar with the terms and provisions of the Plan, this
Option Agreement and the Plan Documents, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Plan Documents. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of Administrator upon any questions relating to the Plan, this Option Agreement and the Plan Documents.

      This Option grant is governed by, and subject to, the laws of the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Alameda, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

      If Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

      The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and Optionee's participation in the Plan or future Options that may be granted under the Plan by electronic means or to request Optionee's consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

      The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

      The Plan, the Option Agreement and the Plan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by both parties.

   AGREED AND EXECUTED AS FOLLOWS:

   PeopleSoft, Inc.

   A Delaware Corporation                             Employee
   By:

      _____________________________                   __________________________
      Kevin Parker
      Co-President

   IMPORTANT: YOU WILL NOT BE ABLE TO EXERCISE THIS OPTION UNTIL YOU HAVE SIGNED AND ACCEPTED THE TERMS OF THIS GRANT AGREEMENT.

                      [FOREIGN EMPLOYEE AMENDMENTS OMITTED]